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                                                                   EXHIBIT 10.18

                               ACTION RENT-TO-OWN
                             SHOPPING CENTER LEASE
                                  Gross Lease

This Shopping Center Lease ("Lease") is entered into as of the 1st day of May, 1996, by and between White Property Co. No. 2, Ltd (the "Landlord") and ACTION TV & APPLIANCE RENTAL, INC., a Texas corporation, doing business as ACTION RENT-TO-OWN (the "Tenant").

1.   DEFINITIONS AND CERTAIN BASIC PROVISIONS

     1.1

     (a)  Landlord's Address:  P.O. Box 850306 Mesquite TX 75185-0306

     (b)  Tenant's Mailing Address:  P.O. Box 850306, Mesquite, Texas 75185-0306

     (c)  "Demised Premises": A store unit commonly known as 6007 Wesley
          Street, City Greenville, State TX, Zip Code 75401 in the Shopping Center (defined below), and being outlined in red on the site plan marked Exhibit "A" attached hereto and made a part hereof for all purposes, for purposes of this Lease being deemed to contain 4,000 leasable square feet (measured to the exterior of outside walls and to the center of interior walls).

     (d) "Lease Term": Commencing on the Term Commencement Date, which shall be the 1st day of May, 1996, unless a building or improvements are to be constructed or renovated by or for Tenant, in which event the "Term Commencement Date" shall be defined below, and continuing for five (5) years and no (0) months; provided that if the Term Commencement Date is a date other than the first day of a calendar month, the Lease Term shall be for said number of years and months plus the number of days remaining in such calendar month following the Term Commencement Date. The "term" shall include the Lease Term, the Renewal Terms, and all extensions.

     (e)  "Renewal Terms": two (2) terms of five (5) years each.

     (f)  "Guaranteed Rental": $2,750.00 per month, payable monthly in advance.

     (g)  INTENTIONALLY OMITTED.

     (h)

     (i) "Common Area": That part of the Shopping Center not occupied by buildings designed for rental as shown on the site plan intended for the common and non-exclusive use of all tenants, their customers, invitees, employees, agents, sublessees, assignees and concessionaires, including among other facilities (as such may be applicable to the Shopping Center) parking areas, driveways, service driveways, service areas, landscaped areas, Shopping Center sign, parking lot lighting poles and light fixtures of the Shopping Center, private streets and alleys, landscaping, curbs, loading area, sidewalks, malls and promenades (enclosed or otherwise), lighting facilities, drinking fountains, meeting rooms, public toilets, and the like.

     (j) "Permitted Uses": general retail and/or mercantile uses; rent-to-own; rental-purchase; consumer finance; sales, leasing and/or rental of electronics, appliances, furniture, and/or such other lines as from time to time carried by other ACTION RENT-TO-OWN stores.

     (k)  "Exclusive Uses": rent-to-own; rental-purchase operations.

     (l)

     (m)

     (n) "Hazardous Materials" shall mean any substance the presence of which on the Demised Premises or Shopping Center is regulated by any Governmental Requirements (as


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                  hereinafter defined), including but not limited to (i) any
                  "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (46 U.S.C. Section 6901 et seq.), as amended from time to time, and any regulations promulgated thereunder; (ii) any hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. section 9601 et seq.) ("CERCLA" or "SuperFund"), as amended from time to time, and regulations promulgated thereunder; (iii) asbestos and/or asbestos containing-materials; (iv) polychlorinated biphenyls;
                  (v) any petroleum~based products; and (vi) underground storage tanks, whether empty, filled or partially filled with any substance.

         (o) "Governmental Requirements" shall mean all laws, ordinances, statutes, codes, rules, regulations, orders and decrees of the United States, the state, the county, the city or any other political subdivision in which the Demised Premises is located and any other political subdivision, agency or instrumentality, exercising jurisdiction over the Tenant or the Demised Premises or Shopping Center.

         (p) "Hazardous Materials Contamination" shall mean the contamination of the improvements, facilities, soil, ground water, air, or other elements on, over or under the Demised Premises or Shopping Center by Hazardous Materials, or the contamination of the improvements, facilities, ground water, air, or other elements on, over or under any other property as a result of Hazardous Materials at any time emanating from the Demised Premises or Shopping Center.

         1.2 Each of the foregoing definitions and basic provisions shall be construed in conjunction with and limited by the references thereto in other provisions of this Lease.

2.       GRANTING CLAUSE; QUIET ENJOYMENT; EXCLUSIVE USE

         2.1 In consideration of the obligation of Tenant to pay the rent as herein provided and in consideration of the other terms, covenants and conditions hereof, Landlord hereby demises and leases to Tenant for the Permitted Uses, and Tenant hereby takes and accepts from Landlord, the Demised Premises and the non-exclusive, irrevocable right, easement and license to the use of the Common Area, TO HAVE AND TO HOLD said Demised Premises and use of the Common Area for the Lease Term (and the Renewal Term(s), if any, which are exercised) upon the terms and conditions set forth in this Lease. Tenant's use of the loading docks adjacent to the Demised Premises shall be Common Area but exclusively reserved to Tenant. Landlord hereby covenants, warrants, and agrees that if Tenant shall not be in default beyond any period for the cure thereof, Tenant shall, at all times during the original Lease Term and any exercised Renewal Terms or extensions, have peaceable and quiet enjoyment and possession of the Demised Premises without any manner of molestation or hindrance from the Landlord or any other person, firm, or corporation whatsoever.

         2.2 Landlord hereby warrants, represents, and covenants to Tenant, as of the effective date of this Lease, that Tenant's Permitted Uses are not in violation of any exclusive use rights granted to any other tenants now in or hereafter to be in the Shopping Center, and in any adjacent property now or hereafter owned or controlled by Landlord or under common ownership or control with Landlord, and that during the Lease Term Tenant shall have the sole and exclusive right in the Shopping Center, and in any adjacent property now or hereafter owned or controlled by Landlord or under common ownership or control with Landlord, to use or occupy any premises for the Exclusive Uses. Landlord agrees to indemnify, defend, and hold harmless Tenant for any and all loss, damages, expenses, and/or costs associated with violation of this provision.

         2.3 Landlord hereby warrants, represents, and covenants to Tenant that (a) at the time of the execution by Landlord of the Lease, Landlord is the sole legal and equitable owner in fee simple of the Shopping Center and Demised Premises; (b) at the time of the execution by Landlord of this Lease, Landlord has good and marketable fee simple title to the Shopping Center and Demised Premises free and clear of all liens and encumbrances except taxes not yet due and payable, the deed of trust to Existing Mortgagee, and other exceptions of title which have been approved in writing by Tenant; (c) Landlord warrants and will defend the title of the Shopping Center and Demised Premises, and will indemnity Tenant against any damage and expense which Tenant may suffer by reason of any lien, encumbrance, restriction or defect in the title or description herein of the Shopping Center and/or Demised Premises; and (d) Landlord has full right and power to execute this Lease and to lease the Demised Premises for the Lease Term and Renewal Terms. In the event Landlord does not have the title and rights aforesaid, then in such event, in addition to any other rights of Tenant, this Lease shall, at the option of Tenant, become null and void, and no rent for the remainder of the Lease Term may become due to the Landlord, its legal representatives or assigns, and all advance rents and other payments shall be returned by the Landlord to Tenant, or Tenant may withhold rent thereafter accruing until Tenant is furnished proof satisfactory to Tenant as to the parties entitled to receive rent, and Landlord will defend, indemnify, and protect the Tenant in any dispute made by any party claiming that Landlord does not have full right and power to execute this Lease and/or to collect the rent.



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     2.4  Landlord agrees to provide to Tenant without charge, within seven (7)
days after request by Tenant, all title information in Landlord's possession or control relating to the Shopping Center and/or Demised Premises. Tenant may obtain, at its own expense, an abstract of title and/or a leasehold title insurance policy issued by a title insurance company acceptable to Tenant. In the event said abstract or title insurance policy is not obtainable or shows, or if issued would show, any liens, encumbrances or exceptions to title other than those specified above or any state of title other than that specified above, then Tenant, as its sole option, may (a) at Landlord's expense, take steps necessary to cure such defects in or exceptions to title and/or (b) by notice to Landlord, terminate this Lease, in which event this Lease shall be null and void and of no further force and effect.

     2.5

     2.6 Landlord represents, warrants and covenants that no portion of the Shopping Center nor any adjacent property now or hereafter owned or controlled by Landlord or under common ownership or control with Landlord, will be used during the Lease Term or any exercised Renewal Terms or extensions thereof for operation of a bar, gaming establishment, or sexually oriented business.

3    CONSTRUCTION OR ALTERATION OF DEMISED PREMISES

     3.1 Landlord shall be responsible at its sole cost and expense for making the Demised Premises ready for occupancy by Tenant on a "turnkey" basis, and in strict compliance with the plans and specifications prepared by Tenant, and approved by Landlord. Tenant shall have no duty whatsoever to perform any work on or about the Demised Premises except as expressly set out in this Lease or in the exhibits hereto either prior to the Commencement Date or during the Lease Term, and Landlord shall be obligated to perform all other needed work prior to or during the Lease Term on or about the Demised Premises, latent or otherwise, except as otherwise expressly set out herein. Tenant's Work shall consist of installation of its fixtures and equipment.

     3.2 Landlord represents, warrants, and covenants that the Shopping Center and Demised Premises conform and will conform to all requirements of any authority having jurisdiction; if said Shopping Center or Demised Premises do not conform, Landlord is required to promptly make them conform. In the event Tenant is required by local or state code to produce same, Landlord shall provide Tenant with a complete set of "as built" drawings. Landlord agrees to make all repairs, alterations, additions, or replacements to the Demised Premises required by any law, statute, ordinance, order or regulation of any governmental authority; to keep the Demised Premises equipped with all fire and safety appliances, devices, equipment and applications so required, including, but not limited to, smoke and fire alarms, sprinkler systems and approved fire extinguishers of the type and number recommended; to procure any licenses and permits required; and to comply with the orders and regulations of all governmental authorities, including all requirements as set forth in the Americans with Disabilities Act as said Act now exists or may be amended in the future; and to place all HVAC equipment in compliance with the Clean Air Act of 1992 in accordance with law.

     3.3 Landlord shall notify Tenant if and when construction progress and procedures shall permit any part of Tenant's Work to be done simultaneously with Landlord's Work, and upon such notice, Tenant shall have the right to enter upon the Demised Premises for such purposes. Such entry shall not be construed as an acceptance of or possession of the Demised Premises by Tenant under the provisions of this Lease or as a waiver of any of the provisions hereof.

     3.4 company, reasonably acceptable to Tenant, and shall guarantee that the HVAC system is in good working

4    DATES

     4.1 The Tenant Possession Date shall be the date Landlord tenders possession of the Demised Premises to Tenant by written notice. As of the Tenant Possession Date, all provisions of the Lease shall be applicable except as to Tenant's obligations with regard to payments due hereunder which shall take effect as of the Rent Commencement Date.


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     4.2

     4.3

     4.4 The Term Commencement Date shall be the earlier of (i) the date Tenant opens for business; or (ii) the Rent Commencement Date if such date is on the first day of a month. If the Rent Commencement Date is not on the first day of the month, then it shall be the first day of the following month.

     4.5 Landlord and Tenant each agree that at the request of either they will execute and deliver a short form Lease in recordable form containing the basic provisions of this Lease acknowledging and reciting the exact Rent Commencement Date, Term Commencement Date, Lease Term, and Renewal Terms of this Lease.

5.   SIGNS

     5.1 Tenant shall at its sole cost and expense have the right to place, erect, and maintain signs on the building in which the Demised Premises are located and subject to local ordinances, and local building and electrical codes. Tenant agrees to maintain such sign(s) in good condition and repair, save and defend Landlord free of all cost, expense, loss, or damage which may result from the erection, maintenance, and existence of same. Notwithstanding anything to the contrary contained herein, Tenant shall be permitted to utilize its standard window signs and pre-opening signs and banners subject to local ordinances, and local building and electrical codes.

     5.2 Tenant shall have the right to place suitable road sign(s) upon the existing Shopping Center pylon(s). Once the pylon sign(s) are installed, Tenant shall not be required to remove, replace, change, or alter it or them and Landlord shall not remove, replace or diminish the size or number of Tenant's pylon sign(s).

     5.3 During the Lease Term, Renewal Terms or extensions of this Lease, Landlord shall not install any structure, sign or landscaping or take any other action which will materially obstruct or interfere with the visibility or legibility of Tenant's signs or the visibility of the Demised Premises or storefront.

6.   RENT

     6.1 Rental shall accrue hereunder from the Rent Commencement Date, and shall be payable to Landlord at the address specified above or such other address as may be designated by Landlord from time to time in writing and actually received by Tenant at least twenty (20) days prior to the change of notice.

     6.2 Tenant shall pay to landlord Guaranteed Rental in monthly installments in the amounts specified above. The first such monthly installment shall be due and payable on or before the Rent Commencement Date, and subsequent installments shall be due and payable on or before the first day of each succeeding calendar month during the Lease Term; provided that if the Rent Commencement Date is a date other than the first day of a calendar month, there shall be due and payable on or before such date as Guaranteed Rental for the balance of such calendar month a sum equal to that proportion of the Guaranteed Rental specified for the first calendar month as herein provided, which the number of days from the Rent Commencement Date to the end of the calendar month during which the Rent Commencement Date shall fall bears to the total number of days in such month.

7.   COMMON AREA

     7.1 During the Lease Term, Renewal Terms and extensions, the Tenant, and its employees, customers, subtenants, assignees, invitees, licensees and concessionaires shall have the nonexclusive right to use the Common Area, such use to be in common with Landlord and other tenants of the Shopping Center.

     7.2


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     7.3  At all times, the Landlord shall provide and maintain free customer and employee parking of not less than five (5) standard sized automobile spaces for each one thousand square feet of rentable area. Unless otherwise agreed in writing by Tenant, such spaces shall be not less than nine feet (9') in width.

     7.4

8    USE AND CARE OF DEMISED PREMISES

     8.1 The Demised Premises may be used for the Permitted Uses or for any other lawful purpose.

     8.2 It is expressly understood that, notwithstanding anything to the contrary contained herein, Tenant may close the Demised Premises when in Tenant's sole judgment the operation of the Demised Premises as provided herein cannot be economically justified or when the operation of the Demised Premises would expose Tenant's employees to any condition or event which threatens the safety of such employees; provided, however, that any such closing shall not relieve Tenant from any of its obligations hereunder. In the event that Tenant closes the Demised Premises under this section and fails to reopen the Demised Premises within ninety (90) days thereafter, Landlord may terminate this Lease upon thirty (30) days' notice to Tenant unless within such thirty (30) days Tenant gives written notice of its intention to reopen for business in the Demised Premises within sixty (60) days. In the event of such termination by Landlord, Tenant shall be released from all further liability hereunder.

     8.3 Tenant shall not, without Landlord's prior written consent, keep anything within the Demised Premises or use the Demised Premises for any purposes other than the Permitted Uses which increases the insurance premium cost or invalidates any insurance policy carried on the Demised Premises or other parts of the Shopping Center, unless Tenant pays the additional premium cost. Tenant agrees, at its own cost and expense, to comply in its operations with all rules, regulations and requirements of the fire insurance underwriting organization or similar body or governmental authority having jurisdiction over such operations.

     8.4 Tenant shall take reasonably good care of the interior of the Demised Premises, normal wear and tear excepted, and keep the same free from intentional waste at all times. Tenant shall keep the interior of the Demised Premises and sidewalks immediately adjacent to the Demised Premises neat, clean and reasonably free from dirt or rubbish at all times, and shall store all trash and garbage within areas designated by Landlord outside the Demised Premises. Tenant shall not operate an incinerator or burn trash or garbage within the Shopping Center area.

     8.5 Tenant shall maintain all display windows in neat, attractive condition.

     8.6 Tenant shall procure at its sole expense any permits and licenses required for the transaction of its business in the Demised Premises and otherwise comply with all applicable laws, ordinances, and governmental regulations governing its operations.

     8.7  Tenant may conduct occasional sidewalk sales at the Demised Premises.



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9   MAINTENANCE AND REPAIR OF DEMISED PREMISES

     9.1

     9.2 Subject to Landlord's repair obligations, Tenant shall keep the interior of the Demised Premises in reasonably good, clean and habitable condition and shall clear plumbing stoppages caused by Tenant's misuse. Tenant shall cause accessible filters in air handling systems to be changed on a monthly basis and shall replace fluorescent tubes when needed. Notwithstanding the foregoing, Landlord hereby expressly warrants to Tenant that all items required to be kept by Tenant in good order/repair, maintenance, and operation will be in good operating condition as of the Tenant Possession Date. Landlord further agrees that Tenant shall have no obligation to repair or maintain any such item as is not in operating condition until put in operating condition by Landlord at its expense. Tenant shall notify Landlord of any defects within thirty (30) days after the Tenant Possession Date by providing Landlord with written notice of such items not in operating condition. Landlord shall, within ten (10) days from such notice, put such inoperative items listed on the punch list in operating condition.

10   ALTERATIONS

     10.1 During the Lease Term, Tenant shall have the right to make changes, additions, and alterations inside the Demised Premises, provided that such work shall not affect the structural parts of the building of which they are a part, that such are done in good and workmanlike manner, that permits therefor from all public authorities, as required, are obtained and paid for, that all costs and expenses arising from such undertaking as well as all damages occasioned in connection therewith shall be paid by Tenant, that all such changes (other than Tenant's unattached, readily movable furniture and equipment, which shall remain Tenant's sole property) shall remain upon and be surrendered with the Demised Premises and become the property of the Landlord at the termination of this Lease unless Landlord and Tenant otherwise agree in writing, and that Tenant shall promptly remove or bond against any mechanics' liens placed on the Demised Premises resulting therefrom.

     10.2 All construction work done by Tenant within the Demised Premises shall be performed in a good and workmanlike manner, free of liens, in compliance with all Governmental Requirements, and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Shopping Center. No liens shall attach to the Shopping Center for work done for or on account of Tenant, but shall only attach, if at all, to the Tenant's rights under this Lease.

11  UTILITIES

     11.1 Landlord agrees to cause to be provided and maintained all mains, conduits and other facilities necessary to supply water, gas, electricity, telephone service and sewage services to the Demised Premises. Landlord shall provide separate utility meters which shall accurately reflect Tenant's usage.

     11.2 Tenant shall promptly pay all connection and use charges for electricity, water, gas, telephone service, sewage service and other utilities furnished to it at the Demised Premises. In the event Landlord supplies any utility to Tenant, the rate charged for such service shall not exceed the cost to Landlord or the applicable consumer rate which Tenant would otherwise pay as a direct customer of the public or municipal utility company providing such service, whichever is lower. In the event any utility service to the Demised Premises provided by Landlord shall be interrupted for a period of more than twenty-four (24) consecutive hours as a result of the acts or negligence of Landlord, its agents, contractors or employees, or as a result of Landlord's failure to make repairs, all rent shall abate upon the expiration of such twenty-four (24) hour period until such services are fully restored.

12   INDEMNITY AND PUBLIC LIABILITY INSURANCE

     12.1 Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from any loss, expense or claims arising out of damage or injury or resulting from any breach, violation or nonperformance of any covenants or conditions hereof by Tenant, its agents or employees.

     12.2 Tenant shall procure and maintain throughout the Lease Term a policy or policies of comprehensive general liability insurance, at its sole cost and expense, insuring against all claims, demands




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or actions arising out of or in connection with Tenant's use or occupancy of the
Demised Premises, the limits of such policy or policies be in an amount not less than $500.000.00. Such policy or policies shall include waiver of subrogation endorsements in favor of Landlord.

         12.3. Landlord hereby agrees to indemnity Tenant and hold Tenant harmless from any loss, expense or claims arising out of damage or injury or resulting from any breach, violation or nonperformance of any covenants or conditions hereof by Landlord, its agents, employees or invitees.

         12.4 Landlord shall procure and maintain throughout the Lease Term a policy or policies of comprehensive general liability insurance, at its sole cost and expense, insuring against all claims, demands or actions arising out of or in connection with Landlord's use or occupancy of the Shopping Center, or by the condition of the Shopping Center, the limits of such policy or policies be in an amount not less than $500,000.00. Such policy or policies shall include waiver of subrogation endorsements in favor of Tenant.

13       DAMAGES BY CASUALTY

         13.1 In the event that the Demised Premises shall be damaged or destroyed by fire or other casualty insurable under standard fire and extended coverage insurance and neither Landlord nor Tenant elects to or is entitled to terminate this Lease as hereinafter provided, Landlord shall proceed with diligence and at its sole cost and expense to rebuild and repair the Demised Premises. In the event (a) the building in which the Demised Premises are located shall be destroyed or substantially damaged by a casualty not covered by Landlord's insurance or (b) such building shall be destroyed or rendered untenable to an extent in excess of fifty percent (50%) of the first floor area by a casualty covered by Landlord's insurance, then Landlord may elect either to terminate this Lease or to proceed to rebuild and repair the Demised Premises. Landlord shall give written notice to Tenant of such election within fifteen
(15) days after the occurrence of such casualty and, if it elects to rebuild and repair, shall proceed to do so with diligence. Provided, however, that if there are two (2) years or more remaining on the current Lease Term, or Tenant exercises a remaining Renewal Term, Tenant can override Landlord's election to terminate the Lease.

         13.2 In the event that the Demised Premises cannot be restored or Tenant cannot reopen for business within forty-five (45) days after the casualty, then Tenant may elect to terminate this Lease.

         13.3 During the period from the occurrence of the casualty until Landlord's repairs are completed, the rent hereunder shall be totally abated.


14       EMINENT DOMAIN

         14.1 If any portion of the floor area of the Demised Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, or if the rentable square footage in the Shopping Center should be reduced by twenty percent (20%) or more, this Lease shall terminate at Tenant's option and the rent shall be abated during the unexpired portion of this Lease, effective on the date physical possession is taken by the condemning authority.

         14.2 If Tenant shall elect not to terminate this Lease as aforesaid, the rent payable hereunder during the unexpired portion of this Lease shall be reduced in a manner that is fair and equitable, effective on the date physical possession is taken by the condemning authority. Following such partial taking, Landlord shall make all necessary repairs or alterations to make the remaining portions of the Demised Premises a complete architectural and commercial unit.

         14.3 If any part of the Common Area should be taken as aforesaid, this Lease shall not terminate, nor shall the rentals payable hereunder be reduced, except that Tenant may terminate this Lease if, in Tenant's sole judgment, access to the Demised Premises or Shopping Center or any other essential service or facility is materially diminished, or if the parking area shall be reduced by fifteen percent (15%) or more, or if the required parking ratios are not maintained, or if the lease of or occupancy by any Key Tenant is terminated. Any election to terminate this Lease in accordance with this provision shall be evidenced by written notice of termination delivered to the Landlord.

         14.4 All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Demised Premises or Common Area shall be the property of Tenant to the extent of Tenant's moving costs and relocation expenses, the loss of personal property, fixtures, and equipment taken, and the unamortized cost of any leasehold improvements by Tenant, and Landlord hereby assigns its interest in any such portion of the award to Tenant. The balance of the award shall be the property of Landlord, and Tenant shall have no interest therein. For purposes hereof, Tenant's leasehold improvements shall be deemed amortized in annual increments as of each anniversary of the Rent Commencement Date, with the number of whole integer Lease Years having expired in the Lease Term as of the date of taking being the numerator, and the number of whole integer Lease Years originally contained in the Lease Term being the denominator.


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15       ASSIGNMENT AND SUBLETTING

         15.1 Tenant may assign, finance, pledge, encumber, or in any manner transfer this Lease or any estate or interest therein, or Tenant's personal property, or sublet the Demised Premises or any part thereof, or grant any license, concession or other right of occupancy of any portion of the Demised Premises without the prior written consent of Landlord.

         15.2 No merger into or with any other entity, regardless of which is the surviving entity, reorganization, nor any change in the ownership of all or any part of the outstanding voting shares or outstanding shares of capital stock of Tenant shall be subject to any approval rights by the Landlord

         15.3 Notwithstanding any assignment, financing, pledging, encumbrance, subletting, merger, reorganization, or transfer of stock, Tenant (or the surviving entity in a merger) shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under this Lease.

16       TAXES AND INSURANCE

         16.1 Tenant shall pay before delinquency all taxes levied against its personal property and trade fixtures placed in the Demised Premises by Tenant. If any such taxes are levied against Landlord or Landlord's property and if Landlord elects to pay the same, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

         16.2 Landlord all pay before delinquency all taxes levied against the Shopping Center.

         16.3 Tenant may elect to carry insurance covering Tenant's stock of goods, trade fixtures, and all other contents of the Demised Premises, or may self-insure. Any insurance against casualty loss which may be carried by Tenant shall be under the sole control of the Tenant and Landlord shall have no interest therein.

         16.4 Landlord shall carry fire and extended coverage insurance on the Shopping Center to the extent of the full insurable value thereof.

         16.5 To the extent permitted by applicable insurance policies, the parties release each other, and their respective authorized representatives, from any claims for damage to any person or to the Demised Premises and to the fixtures, personal property, Tenant's improvements and alterations of either Landlord or Tenant in or on the Demised Premises that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any damage, notwithstanding that any loss or damage may be due or result from the negligence of either of the parties or their respective officers, employees, agents or other authorized representatives.

17       DEFAULT AND REMEDIES

         17.1 The following events shall be deemed to be events of default by Tenant under this Lease:


         (a) Tenant shall fail to pay any installment of rent or any other obligation hereunder involving the payment of money and such failure shall continue for a period of fifteen (15) days after receipt of written notice of default from Landlord.

         (b) Tenant shall fail to comply with any other term, provision or covenant of this Lease, other than as described in subsection
                  (a) above and shall not cure such failure within thirty (30) days after receipt of written notice of default from Landlord, or it the failure by its nature cannot reasonably be cured within thirty (30) days, such additional time as is reasonable under the circumstances.

         17.2 Upon the occurrence of any such events of default, this Lease, if the Landlord so elects, shall thereupon become null and void, and the Landlord shall have the right to reenter or repossess the Demised Premises, either by summary proceedings or surrender and dispossess ant remove therefrom the Tenant or other occupants thereof and their effects, without being liable to any prosecution therefor. Neither bankruptcy, insolvency, an assignment for the benefit of creditors, nor the appointment of a receiver shall affect this Lease or permit its termination so long as the covenants on the part of the Tenant to be performed shall be performed by Tenant or some party claiming under Tenant. In such case, the Landlord may, at its option, relet the Demised Premises or any part thereof, as the agent of the Tenant, and the Tenant shall pay the Landlord the amount by which the rent and charges equivalent to rent reserved herein for the balance of the Term shall exceed the reasonable rental value of the Demised Premises for the same period as the same becomes due.

         17.9 The following events shall be deemed to be events of default by Landlord under this Lease:


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
     (a) Landlord shall fail to pay when due any of its obligations hereunder involving the payment of money and such failure shall continue for a period of fifteen (15) days after receipt of written notice of default from Tenant.

     (b) Landlord shall fail to comply with any other term, provision or covenant of this Lease, other than as described in subsection (a) above and shall not cure such failure within thirty (30) days after receipt of written notice of default from Tenant, or if the failure by its nature cannot reasonably be cured within thirty (30) days, such additional time as is reasonable under the circumstances.

     17.4

     17.5 If on account of any breach or default by either party in its obligations hereunder, the non-breaching party shall employ an attorney to interpret, construe, determine, present, enforce or defend any of the non-breaching party's rights or remedies hereunder, the breaching party agrees to pay any reasonable attorneys' fees awarded in such proceeding against the breaching party.

     17.6 Landlord expressly waives all statutory, constitutional, implied and express liens and/or security agreements against the personal property, fixtures, and equipment of Tenant, and agrees that Tenant may remove such personal property, fixtures, and equipment from the Demised Premises at any time without hinderance or molestation by Landlord. Any lender providing financing to Tenant is a third-party beneficiary of this provision. Landlord shall execute and deliver such further assurances of such provisions as such lender(s) may request from time to time.

18   HOLDING OVER

     18.1 In the event Tenant remains in possession of the Demised Premises after expiration of this Lease and without the execution of a new Lease or extension, or exercise of a Renewal Term, it shall be deemed to be occupying said Demised Premises as a tenant from month to month subject to all the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month to month tenancy.

19   SUBORDINATION; ATTORNMENT

     19.1 Tenant accepts this Lease subject and subordinate to the mortgage, deed of trust or other lien presently existing upon the Demised Premises or the Shopping Center as a whole in favor of the Existing Mortgagee, and to any renewals, enlargements, replacements, and extensions thereof, provided that at the time of execution hereof, Tenant and Existing Mortgagee have entered into a mutually acceptable non-disturbance and attornment agreement, which agreement shall provide, inter alia, that the Existing Mortgagee shall not disturb the tenancy of Tenant, so long as Tenant is not in default of its obligations under this Lease beyond any applicable notice and cure periods. Landlord shall cause Existing Mortgagee to agree that insurance proceeds and condemnation awards shall be used for the repair and restoration of the Demised Premises when so provided in this Lease.

     19.2 Tenant agrees to subordinate its rights under this Lease to any mortgage, deed of trust or other lien existing in the future upon the Demised Premises or the Shopping Center as a whole in favor of any institutional or conduit lender, and to any renewals, enlargements, replacements, and extensions thereof, provided that at the time of execution thereof, Tenant and such lender simultaneously enter into a mutually acceptable subordination, non-disturbance and attornment agreement, which agreement shall provide, inter alia, that the mortgagee shall not disturb the tenancy of Tenant, so long as Tenant is not in default of its obligations under this Lease beyond any applicable notice and cure periods. Landlord shall cause any such mortgagee to agree that insurance proceeds and condemnation awards shall be used for the repair and restoration of the Demised Premises when so provided in this Lease.

20   NOTICES

     20.1 Wherever any notice is required or permitted hereunder such notice shall be in writing. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered when actually received or refused by the designated addressee, or if earlier and regardless of whether actually received or not, when deposited in the United States Mail, postage prepaid, Certified Mail, Return Receipt Requested, addressed to the parties hereto at the respective addresses set out in Section 1.1 above, or at such other addresses as each party may have subsequently specified by written notice actually received by the other party.




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
21   ENVIRONMENTAL

     21.1 Landlord represents and warrants the Demised Premises and Shopping Center do not presently contain any Hazardous Materials. Upon discovery of any Hazardous Materials in, on, under or around the Demised Premises or Shopping Center at any time during the Lease Term of this Lease or any Renewal Terms or extensions thereof, which Hazardous Materials are determined to have been in existence on, in, or under the Demised Premises or Shopping Center prior to the Tenant Possession Date, or are determined to have been placed thereon by Landlord, its employees or agents, or other tenants, or is migrating from neighboring property, Landlord shall promptly, at Landlord's (or other persons' or entities' [excluding Tenant]) sole cost and expense, remove and dispose of such Hazardous Materials in compliance with all Governmental Regulations, and indemnify, defend, and hold Tenant, its officers and directors, harmless therefrom.

     21.2 Throughout the Lease Term or any Renewal Terms or extensions, Tenant shall not permit its employees or agents to introduce, use, generate, release, discharge, store, dispose, or transport any Hazardous Materials on, under, in, above, to, or from the Demised Premises other than in strict compliance with all applicable federal, state, and local laws, rules, regulations and orders. Tenant shall indemnify Landlord, except for the negligence or wrongful acts or omission of Landlord, Landlord's agents, contractors, or employees, from any release or Hazardous Materials from the Demised Premises directly caused by Tenant while in possession, or elsewhere if directly caused by Tenant.

     21.3 The within covenants shall survive the expiration or earlier termination of the term of this Lease.


22   RENEWAL TERMS

     22.1 Tenant shall have the right and option to renew the term of this Lease for the number and duration of Renewal Terms specified above on the same terms and conditions by giving Landlord not less than sixty (60) days written notice prior to the expiration date of the then current term.


23   FIRST RIGHT OF NEGOTIATION

     23.1 In the event that the Demised Premises are located in a free-standing building, and Landlord shall desire to sell such building separate from the sale of the Shopping Center as a whole during the term of this Lease, Landlord shall first offer to sell the Demised Premises to Tenant prior to selling the building to a third party.


24   CONDITIONAL RIGHT OF TERMINATION

     24.1

25   MISCELLANEOUS

     25.1 Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

     25.2 In all circumstances under this Lease where prior consent or permission of one party ("first party"), whether it be Landlord or Tenant, is required before the other party ("second party") is authorized to take any particular type of action, the matter of whether to grant such consent or permission shall not be unreasonably withheld or delayed by the first party.

     25.3 One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed as a waiver of subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

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
     25.4 Whenever a period of time is herein prescribed for action to be taken by either party, other than the payment of Guaranteed Rental, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of such party.

     25.5 Each party agrees that it will from time to time upon request by the other party or its lender or potential lender execute and deliver to the requesting party a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), the date to which Guaranteed Rental has been paid, and to the best knowledge of the certifying party the essential terms of the Lease and the absence of defaults by either party (or stating such defaults if claimed).

     25.6 THE LAWS OF THE STATE OF TEXAS SHALL GOVERN THE INTERPRETATION, VALIDITY, PERFORMANCE AND ENFORCEMENT OF THIS LEASE, EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED SHALL CONTROL THE VESTING OF LEASEHOLD TITLE AND REMEDIES FOR DEFAULT. IF ANY PROVISION OF THIS LEASE SHOULD BE HELD TO BE INVALID OR UNENFORCEABLE, THE VALIDITY AND ENFORCEABILITY OF THE REMAINING PROVISIONS OF THIS LEASE SHALL NOT BE AFFECTED THEREBY.

     25.7 The captions used herein are for convenience only and do not limit or amplify the provisions hereof.

     25.8 Whenever herein the singular number is used, the same shall include the plural, and vice versa, and words of any gender shall include every other gender.

     25.9 This Lease contains the entire agreement between the parties, and no agreement shall be effective to change, modify, or terminate this Lease in whole or in part unless such is in writing and duly signed by the party against whom enforcement of such change, modification or termination is sought. This Lease shall not be strictly construed against either party.

     25.10  The following Exhibits are hereby incorporated by this reference:

     A.        Shopping Center Legal Description


EXECUTED as of the date hereinabove stated.

                                     LANDLORD:

                                     White Property Co. No. 2, Ltd.
                                     ------------------------------------------


                                     By: /s/ Bill White
                                        ---------------------------------------
                                         Bill White
                                         --------------------------------------
                                         Title: General Partner
                                                -------------------------------


                                     TENANT:

                                     ACTION TV & APPLIANCE RENTAL, INC., a Texas corporation


                                     By: /s/ K. David Belt
                                        ---------------------------------------
                                         K. David Belt
                                         --------------------------------------
                                         Title: Vice President
                                                -------------------------------


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


                                   EXHIBIT "A"

BEING a tract of land in the W. CARUTH SURVEY, ABSTRACT NO. 362, Dallas County, Texas, being part of Lot 1, Block A, of Replat No. 1, Landers Addition, an Addition to the City of Mesquite, recorded in Volume 76182, Page 1321, Deed Records of Dallas County, Texas, and being more particularly described as follows:

BEGINNING at an iron rod for a corner on the East line of Long Creek Road South
224.46 feet from the Northwest corner of Replat No. 1 Landers Addition;

THENCE North 89 degrees 43 minutes East 389.22 feet to an iron rod for a corner on the West line of a 0.169 acre tract of land conveyed to Square D. Co. and recorded in Volume 77042, Page 1835, Deed Records of Dallas County, Texas;

THENCE South 0 degrees 17 minutes East with the West line of said 0.169 acre trace 163.50 feet to an iron rod for corner;

THENCE South 89 degrees 43 minutes West 390.03 feet to an iron rod for a corner on the East line of Long Creek Road;

THENCE North with the East line of Long Creek Road 163.50 feet to the POINT OF BEGINNING.